MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Alpine Management Limited

I consent to the use in Form 10-SB of my report dated November 12, 2007 included therein relating to the financial statements of Alpine Management Limited as of September 30, 2007 and for the period August 20, 2007 (inception) to September 30, 2007.

                                        /s/ Michael T. Studer CPA P.C.
Freeport, New York                                                                                     Michael T. Studer CPA P.C.
November 19, 2007